       1                                                 EXHIBIT 11.

MUSTANG SOFTWARE, INC.

COMPUTATION OF EARNINGS PER SHARE
(In thousands, except earnings per share) (Unaudited)
- -----------------------------------------------------------------------------

                                                        Three Months Ended
                                                            March 31,
                                                        1999       1998
- -----------------------------------------------------------------------------
Weighted average common shares calculation - basic
 Weighted average number of common shares and common
 stock units outstanding                                 4,145     3,418
Common stock equivlents from outstanding stock options       0         0
- -----------------------------------------------------------------------------
Average common and common stock equivalents outstanding  4,145     3,418
===============================================================================
Weighted average common and common equivalent share
 calculation - diluted:
Weighted average number of common shares and common
 stocks units outstanding                                4,145     3,418
Dilutive effect of outstanding common stock options        388	       0
Assuming conversion of Preferred Stock                     451         0
-------------------------------------------------------------------------------
Weighted average common and common equivalent shares -
 diluted                                                 4,984     3,418
===============================================================================

Net Income                                               $  10    $ (444)
===============================================================================
Net Earnings per share - Basic                           $ .00    $ (.13)
===============================================================================
Net Earnings per share - Diluted                         $ .00    $ (.13) (1)

(1) Fully diluted earnings per share have not been presented because the effects are not material.
- -----------------------------------------------------------------------------